EXHIBIT 99

UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT  06506-0901
203.499.2812 Fax:  203.499.3626

NEWS RELEASE

August 5, 2008	Analyst Contact:	Susan Allen:	203-499-2409
	Media Contact:	Anita Steeves:	203-499-2901
		After Hours:	203-499-2812

UIL Holdings Corporation Announces Second Quarter 2008 Results and
Reaffirms 2008 Earnings Guidance on a Consolidated Basis

UIL Holdings Corporation (NYSE: UIL) today reported consolidated net income of $11.3 million, or $0.45 per share, for the second quarter of 2008, compared to net income of $9.8 million, or $0.39 per share, for the same period in 2007. For the first six months of 2008, UIL reported consolidated net income of $17.8 million, or $0.71 per share, compared to net income of $15.2 million, or $0.61 per share, for the same period in 2007.

The increase in earnings in 2008 compared to 2007 was driven by growth in The United Illuminating Company’s (UI) transmission business.  Transmission earnings in the second quarter of 2008 more than doubled compared to earnings in the second quarter of 2007, mainly driven by the Middletown-to-Norwalk 345 kilovolt project, which is now more than 90% complete.  Growth in earnings from the transmission business was partially offset by a decrease in earnings from the distribution business.

           “We are pleased with the performance of our transmission business, and look forward to continued growth in transmission driven mainly by our participation in essential transmission projects. The distribution business, however, has continued to experience the negative impact on earnings from declines in kilowatt hour sales, increasing uncollectibles expense and additional needed distribution capital expenditures,” commented James P. Torgerson, UIL’s chief executive officer.  “While we have undertaken substantial measures internally to control expenses, UI must now seek to increase distribution rates in order to adequately recover our distribution investment.  UI’s application will be filed with the Department of Public Utility Control within 30 to 60 days from July 9, 2008, the date our notice was filed.”

Earnings per share for the second quarter and first six months of 2008, versus the same periods in 2007, for continuing operations and discontinued operations, are as follows:

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	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Continuing Operations
United Illuminating
Distribution, CTA & Other	0.23	0.28	0.32	0.42
Transmission	0.25	0.12	0.43	0.20
Total United Illuminating	$0.48	$0.40	$0.75	$0.62
Corporate	(0.03)	(0.02)	(0.04)	(0.02)

Total Continuing Operations	$0.45	$0.38	$0.71	$0.60

Discontinued Operations - Xcelecom	-	0.01	-	0.01

Total UIL Holdings	$0.45	$0.39	$0.71	$0.61

Earnings per Share - diluted
Continuing Operations	$0.44	$0.38	$0.70	$0.59
Discontinued Operations	-	0.01	-	0.01
Net Earnings	$0.44	$0.39	$0.70	$0.60

Avg. Number Outstanding Shares - basic	25,113	24,998	25,081	24,954
Avg. Number Outstanding Shares - diluted	25,381	25,269	25,374	25,231
Number of Shares Outstanding at quarter-end	25,128	25,009	25,128	25,009

Actual Degree Days
Heating	629.5	709.0	3,236.0	3,560.5
Cooling	227.0	175.5	227.0	175.5

The United Illuminating Company (UI)

Net income for UI totaled $11.9 million, or $0.48 per share, in the second quarter of 2008, compared to net income of $10.0 million, or $0.40 per share, in the same period in 2007.  The increase in earnings in the second quarter of 2008 compared to the same period in 2007 was primarily due to growth in the transmission business of $3.3 million, or $0.13 per share, resulting from the earnings from construction work in progress on the Middletown-to-Norwalk transmission project and increases in UI’s 2008 distribution rate components as approved by the Department of Public Utility Control (DPUC) in prior dockets.  The earnings improvement year over year for the quarter was partially offset by decreases in distribution sales volume of $0.05 per share, and increases in interest expense from higher borrowings of $0.05 per share.  Actual kilowatt hour (kWh) sales decreased 3.5% compared to the same period in 2007. After adjusting for the impact of weather, retail kWh consumption was 5.2% lower than the second quarter of 2007.

For the first six months of 2008, net income for UI totaled $19.0 million, or $0.75 per share, compared to net income of $15.6 million, or $0.62 per share, in the same period of 2007.
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The increase in earnings in the first six months of 2008 compared to the same period in 2007 was primarily due to growth in the transmission business of $5.8 million, or $0.23 per share, resulting from the earnings from construction work in progress on the Middletown-to-Norwalk transmission project and increases in UI’s 2008 distribution rate components as approved by the DPUC in prior dockets.  The earnings improvement year over year was partially offset by decreases in distribution sales volume of $0.08 per share, increases in interest expense from higher borrowings of $0.11 per share, and increases in uncollectible expense of $0.02 per share.  Actual kWh sales decreased 3.4% compared to the same period in 2007.  After adjusting for the impact of weather, retail kWh consumption was 3.6% lower than the first six months of 2007.

UIL Corporate

UIL Corporate incurred net after-tax costs of $0.6 million, or $0.03 per share, compared to net after-tax costs of $0.5 million, or $0.02 per share, in the same period in 2007.  For the first six months of 2008, net after-tax costs were $1.1 million, or $0.04 per share, compared to net after-tax costs of $0.6 million, or $0.02 per share, in the same period in 2007. The increase in the second quarter and first six months of 2008 net after-tax costs was primarily due to lower interest income earned on short-term investments.

Discontinued Operations

Xcelecom, Inc.

Xcelecom, whose operating subsidiaries were substantially sold in 2006, reported net after-tax costs of an immaterial amount in the second quarter of 2008, compared to earnings of $0.03 million, or $0.01 per share, in the same period in 2007.  For the first six months of 2008, net after-tax costs were $0.1 million, with a minimal per share impact, compared to earnings of $0.2 million, or $0.01 per share, in the same period in 2007.

Looking Forward

UIL reaffirms its earnings estimate from continuing operations for 2008 of $1.82-$2.02 per share on a consolidated basis.  The various components of this guidance have changed.  Details of the earnings components are summarized as follows and explained below:
2008 Earnings Expectations

UI
Distribution, CTA & Other	$1.00 - $1.20
Transmission	0.88 - 0.92

Total UI (1)	$1.90 - $2.10

UIL Corporate	(0.12) - (0.07)

Total Continuing Operations (1)	$1.82 - $2.02

(1)	Expectations are not intended to be additive to derive consolidated expectations.

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United Illuminating

The revised estimate for Distribution, Competitive Transition Assessment (CTA) & Other is $1.00-$1.20 per share, compared to the previously reported estimate of $1.06-$1.26 per share.  UI has experienced lower kilowatt-hour (kWh) volume and higher uncollectible expense as lagging economic growth, and high energy prices continue to be experienced throughout UI’s service territory.  The lower sales volumes indicate that customers are incorporating energy efficiency and conservation into their usage patterns.  Earnings expectations for 2008 are now based upon the assumption that in 2008 the return on equity for distribution and CTA combined will be 7.5% to 8.0%, compared to an allowed return of 9.75%.

The estimate for the CTA remains unchanged.

The revised estimate for Transmission is $0.88-$0.92 per share, compared to the previously reported estimate of $0.80-$0.84 per share.  Based upon the current composition of its transmission rate base UI expects to earn a weighted average return of 12.49%.

Corporate

The estimate for Corporate remains unchanged.

 Second Quarter Earnings Conference Call

In conjunction with this earnings release, UIL will conduct a web cast conference call with financial analysts, August 6, 2008 beginning at 10:00 a.m. eastern time.  UIL’s executive management will present an overview of the financial results followed by a question and answer session.

Interested parties, including analysts, investors and the media, may listen live via the internet by logging onto the Investors section of UIL’s website at http://www.uil.com. Institutional investors can access the call via Thomson Street Events (www.streetevents.com), a password-protected event management site.

UIL Holdings Corporation (NYSE:UIL), headquartered in New Haven, Connecticut, is the holding company for The United Illuminating Company, a regulated utility providing electricity and energy related services to 323,000 customers in the Greater New Haven and Bridgeport areas.  For more information on UIL Holdings, visit us at http://www.uil.com.

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Use of Non-GAAP Measures

UIL Holdings believes earnings per share (EPS) information by line of business is useful in understanding the fluctuations in EPS for UIL Holdings between the current and prior periods.  The amounts presented show the EPS from continuing operations and discontinued operations where applicable for each of UIL Holdings’ lines of business.  EPS is calculated by dividing the income from continuing operations and discontinued operations for each line of business by the average number of shares of UIL Holdings common stock outstanding for the periods presented.  The EPS for all periods presented are calculated on the same basis and reconcile to the amounts presented on a generally accepted accounting principle’s (GAAP) basis.  The earnings per share for each of continuing operations, discontinued operations and combined total EPS is a GAAP-basis presentation.

UIL Holdings also believes that a breakdown, presented on a per share basis, of how particular significant items contributed to the change in income from continuing operations and discontinued operations by line of business (Item Variance EPS Presentation) is useful in understanding the overall change in the consolidated results of operations for UIL Holdings from one reporting period to another.  UIL Holdings presents such per share amounts by taking the dollar amount of the applicable change for the revenue or expense item, booked in accordance with GAAP, and applying UIL Holdings’ combined effective statutory federal and state tax rate and then dividing by the average number of shares of UIL Holdings common stock outstanding for the periods presented.  Any amounts provided as Item Variance EPS Presentation are provided for informational purposes only and are not intended to be used to calculate “Pro-forma” amounts.

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995).  These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future.  Such forward-looking statements are based on UIL Holdings’ expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements.  Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products and services of UIL Holdings’ subsidiary, The United Illuminating Company.  The foregoing and other factors are discussed and should be reviewed in UIL Holdings’ most recent Annual Report on Form 10-K and other subsequent periodic filings with the Securities and Exchange Commission.  Forward-looking statements included herein speak only as of the date hereof and UIL Holdings undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

The following are summaries of UIL Holdings’ unaudited consolidated and segmented financial information for the second quarter 2008:
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UIL HOLDINGS CORPORATION
CONSOLIDATED STATEMENT OF INCOME
(In Thousands except per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Operating Revenues
Utility	$215,938	$216,732	$450,355	$491,295
Non-utility	192	213	399	217
Total Operating Revenues	216,130	216,945	450,754	491,512
Operating Expenses
Operation
Purchased power	91,993	111,573	209,519	287,690
Operation and maintenance	52,495	50,822	104,914	97,548
Transmission wholesale	9,431	4,412	17,982	12,611
Depreciation and amortization	25,206	20,944	50,392	40,534
Taxes - other than income taxes	11,285	10,314	23,561	21,579
Total Operating Expenses	190,410	198,065	406,368	459,962
Operating Income	25,720	18,880	44,386	31,550

Other Income and (Deductions), net	2,024	3,871	3,879	6,833

Interest Charges, net
Interest on long-term debt	7,092	5,301	14,369	10,579
Other interest, net	572	638	780	830
	7,664	5,939	15,149	11,409
Amortization of debt expense and redemption premiums	434	409	866	813
Total Interest Charges, net	8,098	6,348	16,015	12,222

Income Before Income Taxes, Equity Earnings and
Discontinued Operations	19,646	16,403	32,250	26,161

Income Taxes	8,379	6,829	14,065	11,251

Income Before Equity Earnings and Discontinued Operations	11,267	9,574	18,185	14,910
Income (Loss) from Equity Investments	21	(39)	(253)	48
Income from Continuing Operations	11,288	9,535	17,932	14,958
Discontinued Operations, Net of Tax	(17)	258	(74)	191

Net Income	$11,271	$9,793	$17,858	$15,149

Average Number of Common Shares Outstanding - Basic	25,113	24,998	25,081	24,954
Average Number of Common Shares Outstanding - Diluted	25,381	25,269	25,374	25,231

Earnings Per Share of Common Stock - Basic:
Continuing Operations	$0.45	$0.38	$0.71	$0.60
Discontinued Operations	-	0.01	-	0.01
Net Earnings	$0.45	$0.39	$0.71	$0.61

Earnings Per Share of Common Stock - Diluted:
Continuing Operations	$0.44	$0.38	$0.70	$0.59
Discontinued Operations	-	0.01	-	0.01
Net Earnings	$0.44	$0.39	$0.70	$0.60

Cash Dividends Declared per share of Common Stock	$0.432	$0.432	$0.864	$0.864

	June 30,	December 31,
(thousands of dollars)	2008	2007
ASSETS
Current assets	$222,828	$241,800
Current assets of discontinued operations held for sale	5,810	6,104
Property, plant and equipment, net	969,558	878,366
Regulatory assets	649,219	616,966
Other long-term assets	25,538	32,598
Total Assets	$1,872,953	$1,775,834

LIABILITIES AND CAPITALIZATION
Current liabilities	$343,854	$285,917
Current liabilities of discontinued operations held for sale	5,597	5,040
Noncurrent liabilities	201,195	162,461
Deferred income taxes	313,223	313,812
Regulatory liabilities	70,810	64,996
Total Liabilities	934,679	832,226

Net long-term debt	475,031	479,317
Net common stock equity	463,243	464,291
Total Capitalization	938,274	943,608

Total Liabilities and Capitalization	$1,872,953	$1,775,834

UIL HOLDINGS CORPORATION
SEGMENTED CONSOLIDATED INCOME STATEMENT

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net Income (Loss) ($M)
UI
Distribution, CTA and Other	$5.7	$7.1	$8.0	$10.5
Transmission	6.2	2.9	11.0	5.1
Total UI Net Income	$11.9	$10.0	$19.0	$15.6

UIL Corporate	(0.6)	(0.5)	(1.1)	(0.6)
Total Continuing Operations	$11.3	$9.5	$17.9	$15.0

Discontinued Operations - Xcelecom	-	0.3	(0.1)	0.2

Total Net Income	$11.3	$9.8	$17.8	$15.2

Earnings (Loss) per Share ($/share)
UI
Distribution, CTA and Other	$0.23	$0.28	$0.32	$0.42
Transmission	0.25	0.12	0.43	0.20
Total UI	$0.48	$0.40	$0.75	$0.62

UIL Corporate	(0.03)	(0.02)	(0.04)	(0.02)
Total Continuing Operations	$0.45	$0.38	$0.71	$0.60

Discontinued Operations - Xcelecom	-	0.01	-	0.01

Total UIL Holdings	$0.45	$0.39	$0.71	$0.61